MassMutual
FINANCIAL GROUP
THE BLUE CHIP COMPANIES℠

Life

Application
Part 1 (A10GE) - General Version
New Individual Life Insurance

This application package may be used to apply for all New Life Insurance Policies for One Insured

Contents

This package includes:

- Part 1 of Application (including Non-Medical section), A10GE600
- Agent/Producer Statement, A1AGE600
- Temporary Life Insurance Receipt, R11GE199
- Consumer Notification/Summary of Consumer Rights and MIB Notice, L7640

See additional information on reverse side

Massachusetts Mutual Life Insurance Company and affiliated companies
Springfield MA 01111-0001

Notes on using this application package:

Carefully read the **Complete Application Package Reference Guide** for specific instructions for completing the application forms.

- Do not use this application for changes, additions, reinstatements, conversions, term exchanges, and option exercises; instead use the appropriate Change Application.
- Fully complete the Agent/Producer Statement.
- If more space is needed in answering questions use the "Remarks" sections included throughout the application.

Checklist

For Universal Life and Blue Chip Enterprise 10 (BCE10):

- ☐ Check C.M. Life Insurance Company at top of application.
- ☐ In New York, check MassMutual Life Insurance Company, at top of application.

For Variable Universal Life (VUL)

- ☐ Check C.M. Life Insurance Company at top of application. Check MassMutual in CA and NY.
- ☐ Complete and forward the Investment Suitability Form.
- ☐ Give owner the current VUL Prospectus.
- ☐ VUL monies must be remitted immediately; do not hold them.

Non-Medical – Complete the Non-Medical section when:

- ☐ An examination is not required.
- ☐ The use of another company's examination has been authorized.

Signature Instructions for Part 1 of application (Agreements and Signatures)

- ☐ Proposed insured must always sign (if under 16, parent or legal guardian signs in that space).
- ☐ If the proposed insured is the owner, he/she only needs to sign as proposed insured.
- ☐ If the applicant is other than the proposed insured or owner of policy, he/she must sign in their capacity as applicant.
- ☐ If the owner or applicant is a business organization, an authorized officer of the business must sign, indicating his/her title after the signature.

For Prepaid cases

- ☐ All checks should be made payable to MassMutual.
- ☐ Complete all health questions on the Temporary Life Insurance Receipt.
- ☐ If all questions are answered "No":
  - Finish completing the receipt and give the premium payer part to the client.
- ☐ If any health question is answered "Yes" or is left unanswered:
  - Do not take any monies.
  - Do not give the receipt.

Give Client

- ☐ Consumer Notification/Summary of Consumer Rights and MIB Notice.
- ☐ Buyer's Guide (if applicable).

APPLICATION NO.

LIFE INSURANCE APPLICATION (PART 1)

☐ Massachusetts Mutual Life Insurance Co. ☐ MML Bay State Life Insurance Co.
Springfield, Massachusetts 01111-0001

☐ C.M. Life Insurance Co.
140 Garden St., Hartford, CT 06154

Client

1. Name of Proposed Insured (First, Middle, Last and Suffix)
2. Sex ☐ M ☐ F

3. U.S. Citizen: ☐ Yes ☐ No If "No," what country? Type of Visa: ☐ Perm ☐ Temp

4. Social Security Number:
5. Birthplace:
6. Date of Birth:
7. Policy Date:
8. Save Age:
9. Residence of Proposed Insured (Street & No., City, State, Zip)
10. Business/Employer Name and Address (Name, Street & No., City, State, Zip)

Owner (Complete only if owner is other than the proposed insured) *If trust, signed trust certificate (or a trust copy) is required

11. Owner: ☐ Individual (or his/her estate) ☐ Corp. (its successors or assigns) ☐ Trust* ☐ Other (see memo attached)

Name (If trust, give full name of trustee(s) and date of trust agreement)
SSN or Tax ID No.

Address (Street & No., City, State, Zip)
Relationship to Insured

Beneficiary

12. Beneficiary: ☐ Individual(s) ☐ Corp. (its successors or assigns) ☐ Trust ☐ Other (see memo attached)

Primary: Name(s) (If trust, give full name of trustee(s) and date of trust agreement)
Relationship to Insured

Contingent: Name(s)
Relationship to Insured

☐ **UTMA/UGMA Custodian** - During minority of the named child(ren), ______________________ (name of adult to act as Custodian)
shall be Custodian for said child(ren) under the ______________ (state) Uniform Transfers/Gifts to Minors Act.

Life Insurance (Complete one of the following three sections)

13. Whole Life

A. Plan of Insurance
☐ WL ☐ LPWL ☐ 10PL
☐ EWL ☐ LPL85 ☐ 20PL
☐ MWL ☐ LPL65 ☐ ________

B. Amount of Insurance
Face Amount $ ________

C. Automatic Premium Loan
☐ Yes ☐ No

D. Loan rate
☐ Adjustable ☐ Fixed

E. Dividend Options
☐ Cash ☐ Reduce prem.
☐ Paid-up additions ☐ SID
☐ Accumulate at interest
☐ ________

F. Waiver of Premium Riders
☐ Insured
☐ Applicant: ________

G. Other Riders
☐ ADB $ ________
☐ IPR $ ________
☐ ALIR $ ________
☐ LISR $ ________
(1) Annual Prem. $ ________
(2) Lump-Sum Pymt. $ ________
☐ ________

H. ALIR Dividend Option
☐ Same as basic policy ☐ Paid-up adds.

14. Term Life

A. Plan of Insurance
☐ T5 ☐ T15 ☐ APT80
☐ T10G ☐ T20 ☐ BCE10
☐ ________

B. Amount of Insurance
Face Amount $ ________

C. Waiver of Premium Riders
☐ Insured

D. Other Riders
☐ ADB $ ________
☐ ________

15. Variable & Universal Life

A. Plan of Insurance
☐ VUL ☐ UL ☐ ________

B. Amount of Insurance
Face Amount $ ________

C. First Prem. $ ________

D. Planned Prem. $ ________

E. DBO ☐ 1 ☐ 2 ☐ 3 ☐ ____

F. Loan rate ☐ Adjustable ☐ Fixed

G. Definition of Life Insurance
☐ Guideline Premium Test
☐ Cash Value Test

H. Waiver of Premium Riders
☐ Monthly Charges/Deductions
☐ Disability Benefit

I. Other Riders
☐ OIR
○ Self $ ________
○ Other $ ________
(if other, complete separate application)
☐ GIR $ ________
☐ ________

Premium Payment Information

16. Billing Types
☐ PAC
☐ Individual
☐ Group
Plan Account # ____________

17. Frequency
☐ Annual
☐ Semi-annual
☐ Quarterly
☐ Monthly
☐ ____________

18. Premium Payer
☐ Insured ☐ Owner ☐ Other ____________

Mailing Address
☐ Insured's home ☐ Other ____________
☐ Insured's business ____________
☐ Owner's address ____________

19. Has the first premium been paid? ☐ Yes ☐ No If "Yes" amount paid: $ ____________

Other Insurance/Replacement Information

20a. Life Insurance currently applied for, contemplated, or now in force on the Insured in **other** companies. If none, check here ☐

Company	Year(s) Issued	Product	Amount

20b. Total amount of **new** insurance to be placed currently in **all** companies $____________

21. Is the insurance now being applied for intended to replace or change any insurance or annuity, in whole or part, issued by this or another company? ☐ Yes ☐ No If "Yes" complete information below:

Company	Policy Number	Product	Amount	1035 Exchange
				☐
				☐

22. If 1035 exchange: approximate value of exchange $ ____________ **(In Remarks, indicate how 1035 money will be applied on the new policy.)**

Juvenile (Complete this section only if insured is a juvenile)

23. Total life insurance currently applied for, contemplated, or now in force on the insured's father, mother, siblings in **all** companies. **(Name, age, and amount - explain in Remarks if none)**

Father: ____________ Sibling: ____________

Mother: ____________ Sibling: ____________

Personal Information Regarding the Insured (Explain "Yes" answers in Remarks)

24. Insured's Occupation and Duties ____________

25. Insured's current driver's license # ____________ State ____________

Question	Yes	No
26. Does the insured anticipate any foreign travel?	☐	☐
27. Within the last 3 years has the insured been, or expect to become, a pilot, student pilot, or crew member of any type of aircraft? **(If "Yes" complete Aviation form)**	☐	☐
28. Within the last 3 years has the insured taken part in, or now expect to take part in, underwater diving, hang gliding, para sailing, para kiting, parachuting, skydiving, mountain climbing, or organized racing by automobile, motorcycle, motorboat, or snowmobile, or any other form of hazardous activity? **(If "Yes" complete Avocation form)**	☐	☐
29. Within the last 5 years has the insured been in a motor vehicle accident, been convicted of a moving violation, or received a driver's license restriction or revocation?	☐	☐
30. Within the last 10 years has the insured been convicted of operating a motor vehicle while under the influence of alcohol or other drugs?	☐	☐
31. Has the insured ever been convicted of a felony?	☐	☐
32. Is the life insurance being applied for the benefit of a viatical company, are there any plans to viaticate the policy after it is issued, or will it replace a policy that has been, or will be viaticated?	☐	☐
33. If the policy applied for will be used in connection with an employer-sponsored plan involving both males and females, will the policy be issued on a Unisex basis? **(Complete this question only if applicable)**	☐	☐

34. Remarks

Non-Medical (Complete this section when required)

35. (a) Name and address of your physician

Name ______________________

Address ______________________

____

(b) Date and reason last consulted ______________________

____

____

36. Family History

	Age if living	State of health or cause of death	Age at death
Father			
Mother			

37. Height in shoes ________ ft. ________ in.

Weight in clothes ________ lbs.

Any change in weight in the past year? ☐ Yes ☐ No

☐ Gain ☐ Loss Amt. ________ **If "Yes," give details in 47 below**

38. Have any of your parents or siblings had: Yes No

(a) Cardiovascular disease prior to age 60? ☐ ☐

(b) Diabetes, kidney disease or any other familial disorder? ☐ ☐

If "Yes," give details in 47 below

39. Have you ever been advised of, treated for, or had any known indication of the following? ☐ Yes ☐ No

If "Yes", check condition(s) and give details in 47 below

- ☐ Arthritis
- ☐ Asthma
- ☐ Cancer
- ☐ Chest pain
- ☐ Chronic fatigue
- ☐ Chronic respiratory disease
- ☐ Congenital disorder
- ☐ Depression
- ☐ Diabetes
- ☐ Emotional disorder
- ☐ Heart attack
- ☐ Heart murmur
- ☐ Hepatitis
- ☐ High blood pressure
- ☐ Lupus
- ☐ Paralysis
- ☐ Physical impairment
- ☐ Prostate disease
- ☐ Seizures
- ☐ Sexually transmitted disease
- ☐ Sleep disorder
- ☐ Stroke
- ☐ Tumor

40. Have you ever been advised of, treated for, or had any known indication of a disorder of the following? ☐ Yes ☐ No

If "Yes", check condition(s) and give details in 47 below

- ☐ Blood
- ☐ Blood vessels
- ☐ Brain and nervous system
- ☐ Breasts
- ☐ Colon
- ☐ Digestive system
- ☐ Endocrine system
- ☐ Eyes
- ☐ Head
- ☐ Heart
- ☐ Immune system
- ☐ Kidney
- ☐ Liver
- ☐ Lungs
- ☐ Lymph glands
- ☐ Musculo-skeletal system
- ☐ Pancreas
- ☐ Reproductive organs
- ☐ Sinuses
- ☐ Skin
- ☐ Urinary system

If "Yes" to any question, give details in 47 below

	Yes	No
41. Other than in Q. 39 & 40, within the past five years, have you had any emotional disorders, physical illness or injury, infection, consultation, hospital admission, surgery, diagnostic tests, or procedures, or been advised or plan to seek surgical or medical advice or treatment?	☐	☐
42. Have you applied for life, disability, or health insurance and been declined, postponed, rated, or restricted, in the last 10 years?	☐	☐
43. Have you ever been treated for, or been diagnosed by a member of the medical profession as having a deficiency of the immune system such as Acquired Immune Deficiency Syndrome (AIDS)?	☐	☐
44. Are you currently taking any prescribed or over the counter medications, food supplements or herbal remedies?	☐	☐
45. Have you ever used barbiturates, narcotics, or other drug or chemical substances not prescribed by a physician or been advised to restrict the use of alcohol?	☐	☐
46. (a) Have you smoked cigarettes in the past 12 months?	☐	☐
(b) Have you used tobacco or nicotine in any other form in the past 12 months?	☐	☐
(c) Have you used tobacco or nicotine in any other form in the past 3 years?	☐	☐

47. Details: For questions answered "Yes" give particulars below. Include nature of ailment, date, duration and attending physicians.

Agreements and Signatures

The Application - This is Part 1 of an application for Life Insurance. The application includes any Part 2 that may be required and any amendments and supplements to either part. To the best of the knowledge and belief of the person(s) signing below, all statements made in this Part 1 are complete and true and were correctly recorded. Each person signing below adopts all of the statements made in the application and agrees to be bound by them.

For Variable Life Insurance, the applicant acknowledges - That the variable value of the policy may increase or decrease in accordance with the experience of the separate account; that the death benefit may be variable or fixed under specified conditions.

Beneficiary - Unless otherwise requested, surviving beneficiaries in any class shall take equally. If percentages or fractions are indicated and any beneficiary dies before the insured, payment shall be made proportionately to the surviving beneficiaries in that class. If no beneficiary is entitled to the payment at the time of claim, the proceeds shall be made to the owner, if living, or the owner's estate.

Liability of Company - The insurance applied for will not take effect unless the first premium is paid during the lifetime of the person to be insured under the policy and the application must be approved by the insurer at its Home Office. If the first premium is paid to the agent/producer in exchange for a Temporary Receipt or Conditional Receipt signed by that agent/producer, the insurer shall be liable only as set forth in that receipt; otherwise, the policy must be delivered to the Owner named in the policy and, at the time of payment and delivery, all statements made in this application related to the insurability of all persons to be insured under the policy must be complete and true as though they were made at that time.

Authority of Agents/Producers - No agent/producer can change the terms of this application or any policy issued by the insurer. No agent/producer can waive any of the insurer's rights or requirements or extend the time for any payment.

Changes and Corrections - Any change or correction of the Application will be shown on an Amendment of Application attached to the policy. Acceptance of any policy issued shall be acceptance of any change or correction of the application made by the Company. However, any correction or change in the amount, classification, plan of insurance, or riders applied for in this application must be agreed to in writing.

Authorization to Obtain and Disclose Information (For The Insured And/Or Applicant) - I have received the notice about the Medical Information Bureau, Inc. (MIB). I have also received the notice about the Fair Credit Reporting Act. I understand and authorize an investigative report to be made. This report may include information about my character, general reputation, personal characteristics and mode of living. I hereby authorize certain parties that have any records or knowledge of me and my health (or my children and their health if juvenile insurance), to make such information available to the company, its reinsurers, and MML Insurance Agency, Inc. These parties include: any licensed physician, medical practitioner, hospital, clinic, other medical or medically related facility, the MIB, or other organization. I agree that the photocopy or facsimile of this authorization may be used to obtain information.

ANY POLICY ISSUED AS A RESULT OF A MATERIAL MISSTATEMENT OR OMISSION OF FACTS MAY BE VOIDED, AND THE COMPANY'S ONLY OBLIGATION SHALL BE TO RETURN THE PREMIUMS PAID.

Taxpayer Identification - The Owner of the Policy applied for herein certifies, under penalties of perjury, that (i) the number referred to in 4 and 11 of this application is his/her correct Taxpayer Identification Number (or he/she is waiting for a number to be issued); and (ii) he/she is not subject to backup withholding either because he/she has not been notified by the Internal Revenue Service (IRS) that he/she is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him/her that he/she is no longer subject to backup withholding. If the IRS has notified the Owner that he/she is subject to backup withholding and he/she has not received notice from the IRS that backup withholding has terminated, he/she should strike out language herein (ii) that he/she is not subject to backup withholding due to notified payee underreporting.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications to avoid backup withholding.

Signature of Proposed Insured (if age 16 or older) ____________ Date ____________

Signature of Owner (if not Proposed Insured) ____________

Applicant, if not owner: ☐ Insured ☐ Other ____________ (print name)

Signature of Applicant (if not owner or insured) ____________

Signature of Soliciting Agent/Producer ____________ Signed at (city/state) ____________

Print Agent/Producer name ____________ General Agent submitting application/Agency # ____________

APPLICATION NO.

Agent/Producer Statement (Complete for all cases)

Additional Issue Information

1. Underwriting class applied for: ____________________
2. (a) Insured's annual earned income $____________________
   (b) Insured's net financial worth $ ____________________
3. Insured's Marital status:
   ☐ Single ☐ Married ☐ Widowed ☐ Divorced
4. Do you have any knowledge of a present disability of the insured? ☐ Yes ☐ No **If "Yes", explain in remarks**
5. (a) Producer's telephone ______–______– ____________
   (b) Producer's e-mail address____________________
   (c) Insured's telephone (best time to call __________ AM/PM)
   Home ____–____–________ Bus. ____–____–________
6. Owner's e-mail address ____________________
7. To the best of your knowledge during the last 13 months has any policy on the life of the insured been, or if the application is approved, is it contemplated that any policy will subsequently be, surrendered or otherwise terminated, lapsed, or placed on other than a premium paying basis, rewritten to release cash values, reduced in amount or term of coverage, assigned as collateral for a loan, subjected to borrowing of loan values? ☐ Yes ☐ No
8. Will dividends from an existing MassMutual policy be used to pay all or part of the initial premium on this policy?
   ☐ Yes ☐ No **If "Yes", complete Service Form**
9. If split dollar method:
   ☐ Endorsement ☐ Collateral assignment

Information about this sale

10. Supporting information for business related sale
    (a) Business is a:
    ☐ Sole proprietorship ☐ Partnership ☐ Corporation
    Year established __________ No. of employees__________
    (b) Value of the business: ____________________
    (c) If policy is to be owned by a business or business associate, give names of the other officers or partners and the amount of insurance the business now carries on their lives (if any officers or partners are not insured explain in remarks)

Name	Title	Amount	% Owned

11. Was this application taken by mail? ☐ Yes ☐ No
12. Is this part of a multi-life case? ☐ Yes ☐ No
13. Primary purpose of insurance
    Personal Needs:
    ☐ Estate Taxes ☐ Income for Dependents ☐ Education Fund
    ☐ Gifts/Bequests ☐ Mortgage Cancellation ☐ Retirement
    ☐ Other____________________
    Business Needs:
    ☐ Key Employee ☐ Deferred Comp ☐ SEC.162 Bonus Plan
    ☐ Stock Redemption ☐ Cross Purchase ☐ Other__________

14. Direct any communication regarding this application to: ☐ Producer (see **5. a/b**) ☐ Other: ____________________

Agent/Producer and Compensation Information

15a. List below who will receive the commissions.

Agent/Producer Name (List Servicing Agent First)	Agent Code or Broker SS#	Agency Name or #	1st Yr %	Ren'l %	Brokers Only Indicate who will be paid the commission
					☐ Broker/Dealer name: ☐ Corporation name: TIN#: ☐ Producer listed
					☐ Broker/Dealer name: ☐ Corporation name: TIN#: ☐ Producer listed
					☐ Broker/Dealer name: ☐ Corporation name: TIN#: ☐ Producer listed
					☐ Broker/Dealer name: ☐ Corporation name: TIN#: ☐ Producer listed

15b. If the sale of this policy will be credited to more than one agency, specify below:

Agency Name	Agency #	% of Split

16. **Remarks**

____________________ ____________

Signature of Soliciting Agent/Producer Date

A1AGE600

TEMPORARY LIFE INSURANCE RECEIPT

To: ☐ Massachusetts Mutual Life Insurance Co. ☐ MML Bay State Life Insurance Co. ☐ C.M. Life Insurance Co.
1295 State Street, Springfield MA 01111-0001

Payment in the amount of $ ________________ for life insurance on ____
Print Name(s) of Proposed Insured(s)

was received by ____ on ______________________________.
Agent's Signature Date

The Application Number of the Part 1 for this policy (or reinstatement) is ________________ Date of Part 1 ____________________

Health Questions

(If more than one person is proposed for insurance and a "Yes" answer applies to either one, the question must be answered "Yes." No agent is authorized to accept premium if any of the questions are answered "Yes" or left unanswered.)

Has the Proposed Insured(s):	Yes	No
1. Ever been treated for, or been diagnosed by a member of the medical profession as having, cancer, stroke, heart disorder, or disease of the heart, lung, liver, kidney or nervous system?	☐	☐
2. In the last 10 years applied for life insurance and been declined, postponed, rated, or restricted?	☐	☐
3. In the last 90 days been admitted, or been advised by a member of the medical profession to be admitted, to a hospital or other medical facility?	☐	☐
4. Ever been treated for, or been diagnosed by a member of the medical profession as having, a deficiency of the immune system such as acquired immune deficiency syndrome (AIDS)?	☐	☐

In this receipt, the words "we," "us," and "our" refer to the life insurance company indicated above.

IMPORTANT: THIS RECEIPT PROVIDES A LIMITED AMOUNT OF LIFE INSURANCE FOR A LIMITED PERIOD OF TIME. IT ALSO SETS THE DATE WHEN THE INSURANCE UNDER THE POLICY APPLIED FOR WILL BECOME EFFECTIVE IF ALL REQUIRED CONDITIONS ARE MET. THE LIFE INSURANCE IS SUBJECT TO THE TERMS OF THIS RECEIPT. NO LIFE INSURANCE APPLIED FOR GOES INTO EFFECT PURSUANT TO THIS RECEIPT UNLESS (i) ALL HEALTH QUESTIONS IN THIS RECEIPT WERE ANSWERED "NO" AND (ii) PART 1 OF THE LIFE INSURANCE APPLICATION HAS BEEN COMPLETED AS OF THE DATE OF THIS RECEIPT. NO LIFE INSURANCE GOES INTO EFFECT PURSUANT TO THIS RECEIPT FOR AMOUNTS APPLIED FOR UNDER CONVERSION OR GUARANTEED-INSURABILITY OPTIONS.

Temporary Life Insurance

Subject to the limitations stated in this receipt, the temporary life insurance provided by this receipt becomes effective as of the date of this receipt.

The temporary life insurance provided by this receipt continues to, but not including, the earliest of:

1. The date 90 days after the date the temporary life insurance becomes effective;
2. The date the life insurance under the policy applied for becomes effective;
3. The date a life insurance policy, other than as applied for, is presented to the owner or applicant for acceptance or rejection;
4. The date we refund the payment made and mail a notice that the application is rejected or that the temporary insurance is terminated;
5. The date the premium payer requests from us a refund of the amount paid under this receipt.

If benefits are payable under the life insurance policy issued pursuant to the application for insurance, no benefits are payable pursuant to this receipt.

Insurance Under The Policy Applied For

Before insurance under the policy applied for can become effective, all of the following conditions must be met:

1. All required parts of the application and all medical examinations and tests we require are completed within 90 days of the date of this receipt;
2. Each person proposed for insurance is an acceptable risk under our limits, rules, and standards for the basic policy plan and amount of life insurance applied for and for any rider or agreement applied for;
3. The payment made is the correct first premium for the insurance on the basis applied for, including any extra premium required for a substandard risk; and
4. On the date of this receipt, all answers and statements in any part of the application having an earlier date are complete and true as though given on the date of this receipt.

continued

If all of the preceding conditions are met, then the insurance under the terms of the policy applied for (subject to the limits and other terms of this receipt) will become effective on the "date used to determine insurability." The "date used to determine insurability" for each person proposed for insurance will be the latest of the dates of all required parts of the application, initially required tests, and any initially required medical examination(s). **If any of these conditions is not met, the insurance under the policy applied for will not become effective. In this case, any insurance that may become effective under the policy will begin as provided in the application, and the "date used to determine insurability" will not apply.**

Company's Liability

Subject to the provisions of this receipt, the amount of life insurance pursuant to this receipt is equal to the amount of life insurance applied for, including any riders. However, the amount of life insurance plus the life insurance under any other receipt(s) the Company has outstanding on each person proposed for insurance cannot exceed the following limits:

Age*	Limit	Age*	Limit
under 56	$1,000,000	66 - 70	$250,000
56 - 60	750,000	71 - 75	100,000
61 - 65	500,000	over 75	0

*Age means the age, on the birthday nearest the date of this receipt, of each person proposed for insurance.

These limits include amounts under any accidental death benefit agreement or rider applied for. If the amount of insurance applied for exceeds these limits, the Company's only liability for the excess will be to return the amount of payment made for it.

If any Proposed Insured commits suicide, while sane or insane, the Company's only liability under this receipt is to refund the payment made.

If the check or draft received in payment for the premium is not honored when first presented for payment, coverage under this receipt is void.

Contestability

We rely on all statements made by or for the Proposed Insured(s) in this receipt and in the application. The Company can contest the validity of the life insurance pursuant to this receipt for any material misrepresentation of fact either in the health questions stated in this receipt or in the application. The application includes the Part 1 numbered above, the Part 2, and any amendments or supplements to either Part.

Authority of Agent

No agent can change the terms of this receipt, or the application, or any policy issued by the Company. No agent can waive any conditions or extend the time requirements to meet them. No agent is authorized to accept premium before Part 1 of the application for life insurance has been completed. No agent is authorized to accept premium if any of the health questions stated above on this receipt are answered "Yes" or left unanswered.

Agreement and Signatures

The person(s) signing below agree that:
They have received and read (or had read to them) this receipt for the amount indicated above. They understand and agree to its terms and conditions. To the best of their knowledge and belief, the answers to all health questions stated above are complete and true and were correctly recorded before they signed their name(s) below.

____________________ ____________________ ____________________

Premium Payer Person(s) Proposed for Insurance (if different)

Signed at ______________________________ on ________________

City State Date

MassMutual
FINANCIAL GROUP
THE BLUE CHIP COMPANIES℠

Consumer Notification

Massachusetts Mutual Life Insurance Company
and affiliated companies
Springfield MA 01111-0001

MassMutual is required to provide the attached summary of your rights under the Fair Credit Reporting Act separate from the application form, which includes similar consumer information.

To: Insurance Applicant

This notice is to inform you that a consumer report or an investigative consumer report may be obtained from a consumer reporting agency for the purpose of evaluating your insurance application.

The report may contain information bearing on your credit worthiness, credit standing, credit capacity, character, general reputation, personal characteristics or mode of living, which has been obtained from public record sources or through interviews with you, your family, neighbors, friends or associates.

You have a right to request additional disclosures regarding the nature and scope of the investigation.

Thank you for applying for insurance with MassMutual. Please keep this notice with your other documents pertaining to your application.

MassMutual
FINANCIAL GROUP
THE BLUE CHIP COMPANIES

Massachusetts Mutual Life Insurance Company
and affiliated companies
Springfield MA 01111-0001

Summary of Consumer Rights and MIB Notice

Notice To Insured And/Or Applicant For Insurance

In addition to your answers on the application, we must also consider information from other sources. These sources may include results of a physical examination, an investigative consumer report, and reports from doctors who have attended you or from hospitals where you have been treated.

A Summary of Your Rights under the Fair Credit Reporting Act

The Fair Credit Reporting Act (FCRA) is designed to promote accuracy, fairness, and privacy of information in the files of every "consumer reporting agency" (CRA). Most CRAs are credit bureaus that gather and sell information about you — such as where you work and live, if you pay your bills on time, and whether you've been sued, arrested, or filed for bankruptcy — to creditors, employers, and other businesses. The FCRA gives you specific rights in dealing with CRAs, and requires them to provide you with a summary of these rights as listed below. You can find the complete text of FCRA, 15 U.S.C. 1681 et seq., at the Federal Trade Commission's web site **(http://www.ftc.gov).**

You must be told if information in your file has been used against you. Anyone who uses information from a CRA to take action against you — such as denying an application for credit, insurance, or employment — must give you the name, address, and phone number of the CRA that provided the report.

You can find out what is in your file. A CRA must give you all the information in your file, and a list of everyone who has requested it recently. However, you are not entitled to a "risk score" or a "credit score" that is based on information in your file. There is no charge for the report if your application was denied because of information supplied by the CRA, and if you request the report within 60 days of receiving the denial notice. You are also entitled to one free report a year if you certify that (1) you are unemployed and plan to seek employment within 60 days, (2) you are on welfare, or (3) your report is inaccurate due to fraud. Otherwise, a CRA may charge you a fee of up to eight dollars.

You can dispute inaccurate information with the CRA. If you tell a CRA that your file contains inaccurate information, the CRA must reinvestigate the items (usually within 30 days) unless your dispute is frivolous. The CRA must pass along to its source all relevant information you provided. The CRA also must supply you with written results of the investigation and a copy of your report, if it has changed. If an item is altered or deleted because you dispute it, the CRA cannot place it back in your file unless the source of the information verifies its accuracy and completeness, and the CRA provides you a written notice that includes the name, address and phone number of the source.

Inaccurate information must be deleted. A CRA must remove inaccurate information from its files, usually within 30 days after you dispute its accuracy. The largest credit bureaus must notify other national CRAs if items are altered or deleted. However, the CRA is not required to remove data from your file that is accurate unless it is outdated or cannot be verified.

You can dispute inaccurate items with the source of the information. If you tell anyone — such as a creditor who reports to a CRA — that you dispute an item, they may not then report the information to a CRA without including a notice of your dispute. In addition, once you've notified the source of the error in writing, they may not continue to report it if it is in fact an error.

Outdated information may not be reported. In most cases, a CRA may not report negative information that is more then seven years old; ten years for bankruptcies.

— Over —

Access to your file is limited. A CRA may provide information about you only to those who have a need recognized by the FCRA — usually to consider an application you have submitted to a creditor, insurer, employer, landlord, or other business.

Your consent is required for reports that are provided to employers or that contain medical information. A CRA may not report to your employer, or prospective employer, about you without your written consent. A CRA may not divulge medical information about you without your permission.

You can stop a CRA from including you on lists for unsolicited credit and insurance offers. Creditors and insurers may use file information as the basis for sending you unsolicited offers of credit or insurance. Such offers must include a toll-free number for you to call and tell the CRA if you want your name and address excluded from future list or offers. If you notify the CRA through the toll-free number, it must keep you off the lists for two years. If you request and complete the CRA form provided for this purpose, you can have your name and address removed indefinitely.

You may seek damages from violators. You may sue a CRA or other party in state or federal courts for violations of the FCRA. If you win, the defendant may have to pay damages and reimburse you for attorney's fees. If you lose and the court specifically finds you sued in bad faith, you or your attorney may have to pay the defendant's fees.

You may have additional rights under state law. You may wish to contact a state or local consumer protection agency or a state attorney general to learn those rights.

If you have questions or believe your file contains errors, call the CRA.

The FCRA gives several different federal agencies authority to enforce the FCRA.

Medical Information Bureau Notice

Information regarding your insurability will be treated as confidential. We or our reinsurers may, however, make a brief report thereon to the Medical Information Bureau, Inc., a non-profit membership organization of life insurance companies, which operates an information exchange on behalf of its members. If you apply to another Bureau member company for life or health insurance coverage, or a claim for benefits is submitted to such a company, the Bureau, upon request, will supply that company with the information it may have in its files.

Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your file. Unless the Medical Director feels that it is in your best interest to disclose this information to your physician, it will be disclosed directly to you. If you question the accuracy of information in the Bureau's file, you may contact the Bureau and seek a correction in accordance with the procedures set forth in the federal Fair Credit Reporting Act. The address of the Bureau's information office is Post Office Box 105, Essex Station, Boston, Massachusetts 02112, telephone number (617) 426-3660. We or our reinsurers may also release information in our file to other life insurance companies to whom you may apply for life or health insurance, or to whom a claim for benefits may be submitted.

The purpose of the Bureau is to protect its member companies and their policyholders from the costs created by people who try to hide facts about their insurability. Information furnished by the Bureau cannot be used as a basis for evaluating risks. However it may be used to alert us to the possible need for further investigation. THE BUREAU DOES NOT HAVE MEDICAL REPORTS FROM HOSPITALS AND DOCTORS. THE INFORMATION IN ITS FILES DOES NOT SHOW WHETHER AN INSURANCE APPLICATION WAS ACCEPTED, PLACED IN AN INCREASED PREMIUM CLASS OR DECLINED. **(This Notice is only valid where permitted by law).**

Our Purpose

Part of our basic Company purpose is to provide insurance at the lowest possible cost. The underwriting process is necessary both to assure this low cost and to make sure that each policyholder contributes his or her fair share of the cost. The procedures described above benefit you as a policyholder, because they assist us in providing your insurance at the lowest possible cost.

MassMutual
The Blue Chip Company℠

Adult Form

Application
Part 2 (A50GE) - General Version

This application may be completed for all products when the Proposed Insured's insurance age is 16 years or older. (Use Juvenile Form Part 2, A55, for ages 0 through 15.)

Contents

Part 2 of Application:

- *For use by an Authorized Agent with Non-Medical Privilege*
- *For use by an Authorized Examiner*

See additional information on reverse side

Massachusetts Mutual Life Insurance Company and affiliated insurance companies
Springfield MA 01111-0001

There is a direct relationship between providing complete and accurate medical history and facilitating the underwriting and issue cycle so that clients receive the best possible service.

Avoid The Common Reasons For Delays In Processing

1. If amount limits, underwriting requirements, etc. qualify the Proposed Insured non-medically, **do not** have the client examined.

2. Answer all questions completely -
   - Ensure that all required questions are answered. Don't skip any "yes / no" questions.
   - Fully describe all medical history and findings.
   - A history should be described thoroughly but concisely so that the "who, what, when and why" are clear to the reader.
   - When the Proposed Insured is unclear as to the specifics, try to include as much information as possible, particularly as to the relevant dates, names and addresses of physicians, hospitals, etc.
   - In "Explanatory Details and Remarks," reference to the precise "Question Number" is important. For example, if reference is to a question with more than one part, do not enter the Question Number as "5"; use "5c" even though it may seem obvious which part of the question is being referred to.

3. Ensure that all necessary signatures have been obtained (Proposed Insured, Witness, Examiner) and, where forms require dating, the dates have been included.

General Instructions

Medical

- When scheduling an exam, furnish the client with the name of the soliciting agent, agency name and number, and the total amount of insurance applied for so this information may be included by the examiner at the bottom of page 3.

- If an examiner has not previously been authorized by the Home Office, authorization should be obtained from the Medical Examiner's Section of New Business before the exam is performed. Form M1300, *Explanation of Using Unauthorized Examiner,* should also be completed.

Non-medical

- If the Proposed Insured is a member of the agent's immediate family, the "Witness" area of the Part 2 is to be signed by the agent and either the General Agent or the authorized Manager.

APPLICATION (PART 2)

APPLICATION NO.

To: ☐ Massachusetts Mutual Life Insurance Co. ☐ MML Bay State Life Insurance Co. ☐ C.M. Life Insurance Co.
Springfield, Massachusetts 01111-0001 140 Garden St., Hartford, CT 06154

Personal Information

In all cases, the terms "you" and "your" refer to the Proposed Insured.

1. a. Full name of Proposed Insured

First Name ☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐

Middle Name ☐☐☐☐☐☐☐☐☐☐☐☐☐☐

Last Name ☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐

Suffix ☐☐☐ (e.g. Jr., III)

b. Date of Birth _______ mo. _______ day _______ yr.

c. Client ID (If known) ____________________

d. Social Security No. ☐☐☐ ☐☐ ☐☐☐☐

Do not complete 2 if being medically examined.

2. a. Height in shoes _______ ft. _______ in.

b. Weight (clothed) _______ lbs.

c. Loss in weight in the past year? ☐ Yes ☐ No

If "Yes," Amount _______ lbs. Reason ____________________

3. Family History	Age if Living	Age at Death	Cause of Death
a. Father			
b. Mother			

General Health

If "Yes" to any question, please explain in 11 below.

	Yes	No
4. Have any of your parents, brothers or sisters:		
a. had cardiovascular disease prior to age 60?	☐	☐
b. ever had diabetes, kidney disease, or other familial disorder?	☐	☐
5. a. Have you smoked cigarettes in the past 12 months?	☐	☐
b. If "No," have you used tobacco or nicotine in any other form during the past 12 months?	☐	☐
c. Have you used tobacco or nicotine in any form during the past 3 years?	☐	☐
6. Have you ever received any treatment in relation to alcoholism or use of alcohol?	☐	☐
7. Have you ever used barbiturates, narcotics, cocaine or other controlled substances not prescribed by a physician?	☐	☐
8. Have you applied for life or health insurance and been declined, postponed, rated or restricted in the last ten years?	☐	☐
9. Have you ever requested or received a pension, benefits, or payment because of an injury, sickness or disability?	☐	☐
10. Have you been treated for, or been diagnosed by a member of the medical profession as having, a deficiency of the immune system such as acquired immune deficiency syndrome (AIDS) or AIDS related complex (ARC)?	☐	☐

11. **COMPLETE 11 FOR EACH "YES" ANSWER IN 4 - 10 ABOVE**

Question Number	Explanatory Details and Remarks

Medical History

Complete 29 Below For Each Medical History Checked in 12 - 27

For Questions 12 - 27, have you ever been advised of, treated for, or had any known indication of:

12. ASTHMA OR BRONCHITIS
☐ **Not Applicable**
Type:
a - ☐ Asthma
b - ☐ Bronchitis
c - ☐ Chronic Bronchitis
d - ☐ Other ________ (specify)

Yes No
☐ ☐ Wheezing between acute attacks?
☐ ☐ Are the symptoms continuing?

14. ULCER
☐ **Not Applicable**
Type:
a - ☐ Duodenal
b - ☐ Gastric (stomach)
c - ☐ Other ________ (specify)

Yes No
☐ ☐ Have you had a bleeding ulcer?
☐ ☐ Do you now have symptoms?
☐ ☐ Was surgery required?

16. CYSTS
☐ **Not Applicable**

a - Type: ________ (specify)
○ Check here if removed

Pathology:
☐ Benign (non cancerous)
☐ Malignant (cancerous)

b - Type: ________ (specify)
○ Check here if removed

Pathology:
☐ Benign (non cancerous)
☐ Malignant (cancerous)

13. ARTHRITIS
☐ **Not Applicable**
Type:
a - ☐ Degenerative / Osteoarthritis
b - ☐ Rheumatoid
c - ☐ Gouty
d - ☐ Other ________ (specify)

Bones or joints involved ________

15. COLITIS OR ILEITIS
☐ **Not Applicable**
Type:
a - ☐ Spastic or Mucous Colitis
b - ☐ Ulcerative Colitis
c - ☐ Crohn's Disease (Ileitis)
d - ☐ Other ________ (specify)

Yes No
☐ ☐ Was there associated bleeding?
☐ ☐ Do you now have symptoms?

17. Disorder of:
a- ☐ Eyes b- ☐ Ears c- ☐ Nose d- ☐ Throat e- ☐ **None of These**

18. a- ☐ Spine b- ☐ Bones c- ☐ Back d- ☐ Neck e- ☐ Muscles f- ☐ Nerves (incl. Neuritis) g- ☐ Joints h- ☐ **None of These**

19. a- ☐ Fainting b- ☐ Dizziness c- ☐ Convulsions d- ☐ Paralysis e- ☐ Recurrent Headache f- ☐ Stroke g- ☐ Nervous Disorder h- ☐ Mental Disorder i- ☐ **None of These**

20. a- ☐ Pneumonia b- ☐ Emphysema c- ☐ Tuberculosis d- ☐ Pleurisy e- ☐ Shortness of Breath f- ☐ Persistent Cough g- ☐ Persistent Hoarseness h- ☐ Chronic Respiratory Disorder i- ☐ **None of These**

21. a- ☐ High Blood Pressure b- ☐ Rheumatic Fever c- ☐ Heart Murmur d- ☐ Palpitation e- ☐ Heart Attack f- ☐ Chest Pain g- ☐ Blood Vessel Disorder h- ☐ Heart Disorder i- ☐ **None of These**

22. a- ☐ Hemorrhoids b- ☐ Hepatitis c- ☐ Diverticulitis d- ☐ Anorexia Nervosa e- ☐ Bulimia f- ☐ Liver Disorder g- ☐ Recurrent Indigestion h- ☐ Stomach Disorder i- ☐ Recurrent Diarrhea j- ☐ Intestinal Disorder k- ☐ Gallbladder Disorder l- ☐ Intestinal Bleeding m- ☐ **None of These**

23. a- ☐ Kidney Stone b- ☐ Albumin in Urine c- ☐ Blood in Urine d- ☐ Sugar in Urine e- ☐ Prostate Disorder f- ☐ Bladder Disorder g- ☐ Kidney Disorder h- ☐ Reproductive System Disorder i- ☐ Pus in Urine j- ☐ Sexually Transmitted Disease k- ☐ **None of These**

24. a- ☐ Diabetes b- ☐ Thyroid Disorder c- ☐ Endocrine (glandular) Disorder d- ☐ **None of These**

25. a- ☐ Allergies b- ☐ Anemia c- ☐ Leukemia d- ☐ Blood Disorder e- ☐ Congenital Disorder f- ☐ Recurrent Infections g- ☐ **None of These**

26. a- ☐ Sciatica b- ☐ Gout c- ☐ Lameness d- ☐ Deformity e- ☐ Amputation f- ☐ Speech Defect g- ☐ **None of These**

27. a- ☐ Skin Cancer b- ☐ Fibroids c- ☐ Cancer d- ☐ Skin Disorder e- ☐ Tumor f- ☐ Lymph Gland Disorder g- ☐ **None of These**

Other Medical Information and Details

28. **Other than previously stated in this application,** within the last five years have you:

	Yes	No
a. Had any mental or physical disorder?	☐	☐
b. Had a consultation, surgery, or injury requiring treatment by a physician, hospital or other medical facility?	☐	☐
c. Had any electrocardiogram, x-ray or other diagnostic test?	☐	☐
d. Been advised to have medical treatment, diagnostic tests, hospitalization or surgery which was not completed; or are you now planning to seek such advice or treatment?	☐	☐
e. Been, or are you currently, under treatment or taking any medication?	☐	☐

For each item checked "Yes," enter details in 29.

COMPLETE 29 FOR EACH APPROPRIATE ITEM CHECKED IN 12 - 28 ABOVE

29. **Explanatory Details and Remarks for Medical History (Use form A51 for additional histories).**

A.Ques. No.	Diagnosis	Medication/ Treatment	Still Under Treatment	#of Attacks/ Occurrences	Dates (mo/yr) Onset	Recovery
			☐ Yes ☐ No			

Physician / Medical Facility Name	Address	ZIP

B.Ques. No.	Diagnosis	Medication/ Treatment	Still Under Treatment	#of Attacks/ Occurrences	Dates (mo/yr) Onset	Recovery
			☐ Yes ☐ No			

Physician / Medical Facility Name	Address	ZIP

C.Ques. No.	Diagnosis	Medication/ Treatment	Still Under Treatment	#of Attacks/ Occurrences	Dates (mo/yr) Onset	Recovery
			☐ Yes ☐ No			

Physician / Medical Facility Name	Address	ZIP

D.Ques. No.	Diagnosis	Medication/ Treatment	Still Under Treatment	#of Attacks/ Occurrences	Dates (mo/yr) Onset	Recovery
			☐ Yes ☐ No			

Physician / Medical Facility Name	Address	ZIP

30. Personal Physician Information

a. ☐ Name / Address given in: ☐ 29A ☐ 29B ☐ 29C ☐ 29D
☐ Have no personal physician
☐ Other - give Personal Physician Name / Address here:

Physician Name ______________________

Address ______________________

City ______________ State ______ ZIP ______

b. Reason you last consulted this physician
☐ As indicated in: ☐ 29A ☐ 29B ☐ 29C ☐ 29D
☐ Routine or General Exam - all findings normal
☐ Other - give details here:

Date Last Seen ______________________

Diagnosis or Reason Last Seen ______________________

Medication/ Treatment ______________________

Agreement and Signatures

I agree that: (1) this application consists of Parts 1 and 2 and any amendments and supplements which shall be attached to the policy if issued and (2) no knowledge on the part of any agent, medical examiner or any other person as to any facts pertaining to me shall be considered as having been made to or brought to the knowledge of the Company unless stated in either Part 1 or part 2 of this application or any amendments or supplements. To the best of my knowledge and belief, all information is complete and true and was correctly recorded before I signed my name below.

Signed at ______________ (city) ______________ (state) on ______________ (date), 19______

Witness ______________________ (Medical Examiner - or Agent if Non-Medical) Proposed Insured ______________________

A50GE197

Amount Applied For $ ______________ Agency Name ______________ Agency No. ______________ Printed Name of Agent ______________

APPLICATION NO.

MEDICAL EXAMINER'S REPORT

EXAMINATION TO BE MADE IN PRIVATE AND THIS BLANK TO BE COMPLETED BY THE MEDICAL EXAMINER IN HIS OR HER HANDWRITING

1. A. Height in shoes ________ ft. ________ in.
   B. Weight (clothed) ________ lbs.
   C. Loss in weight the past year ☐ Yes ☐ No
   If "Yes", Amount ______ lbs. Reason ________

2. **BLOOD PRESSURE** (sitting):
   If first reading over 140/90 or under 110/70, make two additional readings.

Systolic			
Diastolic (fifth phase)			

3. **PULSE:**

	At Rest	After Exercise	3 Minutes Later
Rate			
Irregularities per min.			

4. **HEART:** Is there any
   Enlargement ☐ Yes ☐ No Dyspnea ☐ Yes ☐ No
   Murmur(s) ☐ Yes ☐ No Edema ☐ Yes ☐ No
   (Describe below – if more than one, describe separately)

Location	Murmur 1.	Murmur 2.
Frequency:		
- Constant	☐	☐
- Inconstant	☐	☐
Transmission:		
- Transmitted	☐	☐
- Localized	☐	☐
Timing:		
- Systolic	☐	☐
- Diastolic	☐	☐
- Presystolic	☐	☐
Grade:		
- Soft (Gr. 1 - 2)	☐	☐
- Mod. (Gr. 3 - 4)	☐	☐
- Loud (Gr. 5 - 6)	☐	☐
After exercise characteristics:		
- Increased	☐	☐
- Absent	☐	☐
- Unchanged	☐	☐
- Decreased	☐	☐

Indicate:

Apex by X.

Murmur area by O.

Point of greatest intensity by M.

Transmission by - - ->



R.
L.
M.S.L.
M.C.L.

Based on the history and examination, what is your impression?

5. Is there on examination any abnormality of the following:
   (Circle applicable items and give details)

	Yes	No
A. Head; eyes; ears; nose; mouth; pharynx?	☐	☐
B. Skin (incl. scars); lymph nodes; varicose veins or peripheral arteries?	☐	☐
C. Nervous system (include reflexes, gait, paralysis)?	☐	☐
D. Lungs?	☐	☐
E. Abdomen (include scars)?	☐	☐
F. Genitourinary system?	☐	☐
G. Endocrine system (include thyroid and breasts)?	☐	☐
H. Musculoskeletal system (include spine, joints, amputations, deformities)?	☐	☐
6. A. Are there any hernias?	☐	☐
B. Any hemorrhoids (by history or observation)?	☐	☐
7. Are you aware of or do you suspect any other medical, alcoholic or drug history? (A confidential report may be sent to the Medical Director.)	☐	☐

A urinalysis must be performed unless a specimen is being sent.

8. **URINALYSIS:** Albumin Sugar
   If albumin or sugar is found, or the blood pressure is over 140/90, or if there is a history of genitourinary disease, diabetes or hypertension, a specimen should be mailed to the designated lab facility.
   Is a specimen being sent to the designated lab facility? ☐ ☐

9. **Have you drawn blood or completed an EKG or X-ray on the Proposed Insured?**
   ☐ Drawn Blood ☐ EKG ☐ X-ray

10. **Details of "yes" answers and supplementary remarks. Identify them by question number.**

Ques. No.	Comments

Place lab ID slip bar code label here }

Do you know the Proposed Insured? ☐ Yes ☐ No Are you related? ☐ Yes ☐ No

I have reviewed the history and examined the Proposed Insured in private and witnessed his/her signature at ☐ My office ☐ Proposed Insured's place of business ☐ Proposed Insured's residence ☐ ________

on this ________ day of ________, 19 ____ at ______ o'clock ___ M.

____
Printed Name or Paramedical Facility (if used)

________ M.D.
Signature of Medical Examiner

________ M.D.
Printed Name of Medical Examiner

A59GE197

Confidential information should be forwarded on separate copy to: Medical Director, Massachusetts Mutual Life Insurance Company, Springfield, Massachusetts 01111